Exhibit 10.1

ASSET ACQUISITION AGREEMENT

THIS ASSET ACQUISITION AGREEMENT (the “Agreement”), made as of 6th April, 2023 (the “Effective Date”), by and among Hangzhou Lanlian Technology Co., Ltd. 杭州蓝链科技有限公司 (the “Seller”), and Lion Group Holding Ltd. or any entity designated by Lion Group Holding Ltd. (“the “Buyer”). Seller and Buyer, individually are referred to herein as a “Party,” and collectively as the “Parties”.

WI T N E S S E T H:

WHEREAS, Seller has full ownership of the patents as listed in Schedule A (the “Assets”);

WHEREAS, the Seller desires to sell the Assets for an aggregate purchase price of US$7,850,000 (the “Purchase Price”), and the Buyer desires to purchase the Assets based upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and subject to the terms and conditions hereof, the Parties hereby agree as follows:

1. Asset Acquisition. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, the Seller shall sell, convey, and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, the Assets for the Purchase Price specified in Section 2 below.

2. Purchase Price. In exchange for the Assets, the Buyer shall pay in aggregate US$7,850,000 to the Seller upon and subject to such payment terms as may be mutually agreed by the Parties; otherwise the Purchase Price shall be payable upon Closing.

3. Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the “Closing”), which Closing is expected to be on or before 31 March 2024, unless extended by mutual consent of the Parties. On or before the Closing:

(a) the Seller shall succeed in obtaining the consents and approvals from the competent governmental authority in the PRC in relation to the export of the Assets and the registration of the Assets and warrants. At the time of Closing there are to be no limitation to the transfer of the Assets to an offshore entity;

(b) the Seller shall assign to the Buyer all control of the Assets;

(c) the Seller shall deliver to the Buyer or its appointed agent all supporting documents in relation with the Assets as reasonably requested by the Buyer, including but not limited to the source code, source programs, underlying technical data; and

(d) the Buyer or its appointed agent shall have been issued with the registration certificate(s) under the name of the Buyer evidencing the assignment of control of the Assets.

4. Representation and Warranties of the Seller. The Seller represents and warrants that:

(a) Authority. The Seller has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Seller do not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Seller is a party or by which the Seller may be bound or affected. No consent of any person or any other action by, or notice to or filing with, any governmental authority or regulatory body is required in connection with the Seller’s execution, delivery or performance, or with respect to the validity or enforceability of this Agreement.

(b) Title. The Seller has good and marketable title to the Assets free and clear of all liens and encumbrances.

(c) Legal Proceedings. The Seller hereby represents and warrants to the Buyer that no litigation, arbitration or administrative proceedings are current or pending or, to the Seller’s knowledge, threatened, involving or affecting the Assets or which could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder, and none of the Assets are subject to any order, writ, injunction, execution or attachment.

(d) Taxes and fees. The Seller warrants that all documentary, stamp, or other taxes or fees that may be owed in connection with the acquisition contemplated herein shall be timely paid by the Seller.

(e) Assistance. The Seller undertakes that the Seller shall promptly assist with the Buyer in the registration of assignment of the Assets, including but not limited to registration of this Agreement, obtainment of registration certificate of this Agreement, change of registrant at copyright office.

(f) Disclosure. The Seller warrants that the Seller has disclosed to the Buyer in this Agreement all material facts related to the transactions contemplated by this Agreement. No representation or warranty of the Seller contained in this Agreement or other agreements and instrument referred to in this Agreement, and no statement contained in any certificate, schedule, list or other writing furnished to the Buyer pursuant to the provisions of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

5. Representation and Warranties of the Buyer. The Buyer represents and warrants that:

(a) Authority. The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which Buyer is a party or by which Buyer may be bound or affected.

(b) Disclosure. Buyer warrants that Buyer has disclosed to the Seller in this Agreement all material facts related to the transactions contemplated by this Agreement. No representation or warranty of the Buyer contained in this Agreement or other agreements and instrument referred to in this Agreement, and no statement contained in any certificate, schedule, list or other writing furnished to Seller pursuant to the provisions of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

6. Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

7. Fees and Costs. The Seller and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

9. Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”).

10. Survival of Representations and Warranties. All representations and warranties made by the Seller and the Buyer shall survive the Closing.

11. Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in Hong Kong. The Parties submit to the non-exclusive jurisdiction of the courts in Hong Kong.

12. Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Buyer:

Lion Group Holding Ltd.

By:
Name:	Chunning Wang
Title:	CEO and Director

Seller:

Hangzhou Lanlian Technology Co., Ltd.

(杭州蓝链科技有限公司) (company seal)

By:
Name:	Xingbiao Ni
Title:	Director

Schedule A

No.	Software (English Translation)	Software (Chinese)	Purpose of Software
1	Margin-based Securities Trading System	基于保证金的证券交易系统	Provides professional securities management services for business
2	Real-time High Performance Risk Management System	实时高性能风控系统	Provides timely and efficient risk management functions for securities companies
3	Intelligent Dynamic Order Distribution System	智能动态分单系统	Provides automated smart order distribution services for securities trading

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